EXHIBIT 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 24, 2025

VIA ELECTRONIC MAIL

VisionWave Holdings, Inc.
300 Delaware Avenue, Suite 210 #301
Wilmington, DE 19801

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to VisionWave Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers 1,614,960 shares (the “2024 Plan Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), reserved for issuance pursuant to the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”), (ii) 1,250,000 shares (the “2025 Plan Shares”) of Common Stock reserved for issuance pursuant to the Company’s 2025 Omnibus Equity Incentive Plan (the “2025 Plan”), and (iii) 6,265,735 shares (the “Resale Shares” and together with the 2024 Plan Shares and the 2025 Plan Shares, the “Shares”) of Common Stock held by, or issuable to, the selling stockholders named in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s Certificate of Incorporation as in effect on the date hereof, the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), the proceedings taken by the Company with respect to the authorization and adoption of each of the 2024 Plan and the 2025 Plan, resolutions adopted by the board of directors of the Company (the “Board of Directors”) and the committees of the Board of Directors, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as certified or reproduced copies. We have also assumed that the Shares will be uncertificated in accordance with Section 158 of the Delaware General Corporation Law, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. We have further assumed that (a) shares of Common Stock currently reserved for issuance under each of the 2024 Plan and the 2025 Plan will remain available for the issuance of the Shares, and (b) neither the Company’s charter documents nor any of the proceedings relating to the 2024 Plan, the 2025 Plan, or any of the award agreements relating to the Shares under the 2024 Plan or 2025 Plan will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

November 24, 2025

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the 2024 Plan Shares and 2025 Plan Shares, when issued and sold in the manner referred to in each of the 2024 Plan and the 2025 Plan, respectively, and against proper payment and consideration thereof and pursuant to the agreements that accompany each of the 2024 Plan and the 2025 Plan, will be legally and validly issued, fully paid and nonassessable; and (ii) the Resale Shares being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and reported decisions of the Delaware courts interpreting such law.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the 2024 Plan, the 2025 Plan, the award agreements related to the Shares, or the Registration Statement.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP